                                                   EXHIBIT 10(cc)
               HASBRO, INC. DEFERRED COMPENSATION PLAN
                     FOR NON-EMPLOYEE DIRECTORS


Article I - Purpose and Participation

1.1 The purpose of this Plan is to enhance the ability of Hasbro, Inc. ("Hasbro") to attract and retain as members of its Board of Directors ("Board") individuals of outstanding competence.

1.2 Non-employee members ("Directors") of the Board of Hasbro may elect to defer receipt of all or any portion of earned Director's fees into either a stock unit account (the "Stock Unit Account") or an interest-bearing account (the "Interest Account"). (A Director must, however, defer a minimum of 20% of the annual Board retainer fee into the Stock Unit Account.) All other amounts deferred are at the election of the Director. One-Quarter of a Director's annual Board (and Committee Chair, if applicable) retainer fee shall be deemed earned on the last business day of each calendar quarter and all Board and Board committee attendance fees shall be deemed earned on the last business day of the calendar quarter in which the meeting is attended by the Director.

1.3 Each Director must file with Hasbro by December 15 in any year a Deferral Election Form (Exhibit 1) indicating deferrals during the following calendar year.

1.4 If any individual initially becomes a Director during a calendar year, he or she may elect to defer Director's fees for that calendar year at any time before the start of such Director's term.

Article II - Deferred Compensation Accounts

2.1 For record-keeping purposes only, Hasbro shall maintain a Stock Unit Account and an Interest Account.

2.2  Stock Unit Account
     ------------------
     The Stock Unit Account shall consist of fictional shares
     ("Stock Units") of Hasbro common stock ("Common Stock") accumulated and accounted for the sole purpose of determining the cash payout of any distribution under this portion of deferred compensation.

     As of the end of each calendar quarter, Hasbro shall credit to the Stock Unit Account 110% (which includes a 10% deemed matching contribution by Hasbro (the "Hasbro
     Contribution")) of the amount deferred into this account
     (whether voluntarily or mandatorily) by the Director during the quarter.

2.2  Stock Unit Account (con't)
     --------------------------
     Deferred Director's retainers and fees will be applied on the last business day of the calendar quarter to the hypothetical purchase of whole shares of Common Stock. Amounts remaining after purchase of whole shares shall be carried forward to the next quarter.

     For purposes of determining the number of shares of Common Stock which shall be credited to the Stock Unit Account, the hypothetical purchase shall be deemed to be made on the last day of such quarter at a price equal to the closing price of such shares as reported in the Wall Street Journal for the last trading day in that quarter.

     The equivalent of any cash dividends paid with respect to the shares of Common Stock shall be applied on the last business day of the quarter in which such dividends are paid, based on the hypothetical number of shares of Common Stock in the Stock Unit Account as of the record date for such dividend, to the hypothetical purchase of shares of Common Stock in accordance with the foregoing formula and credited to the Stock Unit Account.

     In the event the Company pays a stock dividend or reclassifies or divides or combines its outstanding Common
     Stock then an appropriate adjustment shall be made in the hypothetical number of shares of Common Stock held in the Stock Unit Account.

     Half of the 10% Hasbro Contribution shall vest (become nonforfeitable) on December 31 of the calendar year in which the deferred compensation otherwise would have been paid and the remaining half on the next December 31, but only to the extent that the participant is a Director on such vesting date. Unvested Hasbro Contributions shall vest immediately upon the death or total disability of the Director as determined by the Board or retirement by the Director at or after the mandatory retirement age then in effect.

2.3  Interest Account
     ----------------
     As of the end of each calendar quarter Hasbro shall credit to the Interest Account 100% of the amount deferred into this account by the Director during the quarter together with an amount equal to interest on the balance in the Interest Account during such quarter. Interest will be credited at a rate per annum for each calendar quarter fixed by the Chief Financial Officer of Hasbro based upon the average quoted rate for five year U.S. Treasury Notes for the last full week of the preceding calendar quarter and compounded quarterly.

Article III - Payments

3.1  Payments or withdrawals from either the Stock Unit
     Account or the Interest Account or transfers between the two accounts shall not be allowed while the individual remains a Director of Hasbro.

3.2 As of the last day of the calendar quarter in which a Director dies, resigns, retires or is removed from, or does not otherwise stand for reelection to, the Board, all amounts in the Stock Unit Account will automatically be converted to the Interest Account. The cash amount transferred will be determined by multiplying the then current value of the Common Stock by the number of whole Stock Units in the Stock Unit Account plus any amounts remaining to be carried forward. The current value shall be the price equal to the closing price, as reported in the Wall Street Journal, for the last trading day of the calendar quarter in which the participant is no longer a Director.

3.3 At the time of filing a Deferral Election Form, a Director must also file a Payment Election Form (Exhibit 2), indicating an election to receive (1) the entire amount in the Interest Account immediately following the end of the quarter in which the participant is no longer a Director,
     (2) the entire amount in the following January, or (3) payments annually over a period of up to ten years with the initial payment paid in the following January. If no Payment Election Form is filed by the Director or is in effect at the time a participant is no longer a Director, the balance of the Interest Account will be paid in installments over five years. Annual installments shall be calculated each year by dividing the unpaid amount as of January 1 of that year by the remaining number of unpaid installments.

3.4 During the installment period, the unpaid balance in the Interest Account will continue to earn interest at the same rate as if the participant had continued as a Director.

3.5 If the Director or former Director dies before all payments have been made, payment(s) shall be made to the beneficiary designated on the Designation of Beneficiary Form (Exhibit 3). The designated beneficiary may be changed from time to time by delivering a new Designation of Beneficiary Form to Hasbro. If no designation is made, or if the named beneficiary predeceases the Director, payment shall be made to the Director's estate.

     At the discretion of the Board (without the participation of the affected Director), the payments to be made after the participant is no longer a Director pursuant to this Article III may be accelerated as to such amounts and at such times as the Board determines.

Article IV - Miscellaneous

4.1 Benefits provided under this Plan are unfunded obligations of Hasbro. Nothing contained in this Plan shall require Hasbro to segregate any monies from its general funds with respect to such obligations. This Plan is not an employee benefit plan as defined in the Employee Retirement Income Security Act of 1974, as amended, and is not intended for the benefit of any common law employee of the Company.

4.2 The Board shall be the plan administrator of this Plan and shall be solely responsible for its general administration and interpretation and for carrying out the provisions hereof, and shall have all such powers as may be necessary to do so. The Board shall have the right to delegate from time to time the administration of the Plan, in whole or in part, to any committee of the Board. The decisions made, and the actions taken, by the Board or any committee thereof in the administration of the Plan shall be final and conclusive on all persons, and no member of the Board or any committee thereof shall be subject to individual liability with respect to the Plan.

4.3 Neither the Director nor any beneficiary nor any next-of-kin shall have the right to assign or otherwise alienate the right to receive payments hereunder, in whole or in part, which payments are expressly non-assignable and non-transferable, whether voluntarily or involuntarily. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such amount, whether presently or thereafter payable, shall be void. Except as required by law, no benefit payable under this Plan shall in any manner be subject to garnishment, attachment, execution or other legal process, or be liable for or subject to the debts or liability of any Director.

4.4 Hasbro shall withhold from amounts paid under this Plan any taxes or other amounts required to be withheld by law.

4.5 The Board may at any time amend or terminate the Plan for whatever reasons it may deem appropriate. No amendment or termination shall (a) impair the rights of a participant with respect to amounts then in the participant's account or (b) be effective without the written consent of the Continuing Directors. A "Continuing Director" means a director of Hasbro serving continuously as a director of Hasbro from and including December 6, 1993 or a person designated (before or simultaneously with initially becoming a Director) as a Continuing Director by at least a majority of the then Continuing Directors. All references to action by the Continuing Directors shall mean a vote of a majority of the total number of the then Continuing Directors.

4.6 Each participant in the Plan will receive an annual statement indicating the amount credited to the participant's account as of the end of the preceding calendar year.

4.7 This Plan shall become effective with respect to retainer and attendance fees earned on and after January 1, 1994, with all elections and designations filed by the Directors prior to January 1, 1994 becoming effective as of such date.

4.8 Nothing contained in the Plan shall be construed as a commitment by Hasbro to nominate any person for election or re-election to the Board. Nothing contained in this Plan shall be construed to create a right in any person to be elected or continued as a Director.

4.9 This Plan shall be governed by the laws of the State of Rhode Island.

4.10 The adoption of this Plan shall have no effect on the existing Hasbro, Inc. Retirement Plan for Directors. Nothing contained in this Plan shall prevent Hasbro from adopting other or additional compensation plans or arrangements for its non-employee Directors.


      ADOPTED AND APPROVED BY THE BOARD OF DIRECTORS OF HASBRO, INC. this 6th day of December, 1993.


                         BY ORDER OF THE BOARD OF DIRECTORS

Exhibit 1

                             HASBRO, INC.

                      Deferred Compensation Plan
                                 for
                        Non-Employee Directors
                        Deferral Election Form
                                [1993]

     In accordance with the provisions of the Deferred Compensation Plan for Non-Employee Directors, I hereby elect to defer fees payable to me for [1994] and following years as indicated below. The percentage deferral set forth below shall remain in effect until I shall have filed an election superseding this election. I understand that, although a superseding election will become effective to alter the deferral percentages for future fees payable beginning in the year following the election, the amounts already deferred in the aAccounts set forth below may not be transferred or withdrawn so long as I remain a Director of Hasbro.

                     Annual Retainer (including
                   Annual Chair Retainer, if any)  All Other Fees
                   -----------------------------   --------------
Mandatory Deferral to
Stock Unit Account                 20%                  N.A.

Voluntary Deferral to
Stock Unit Account                   %                     %
                                  ---                   ---

Voluntary Deferral to
Interest Account                     %                     %
                                  ---                   ---


                                      TOTAL*                TOTAL**
                                  ===                   ===

*  Total may not exceed 100% and must not be less than 20%
** Total may not exceed 100%


  -----------------------------                --------------
            Signature                               Date

Exhibit 2
                             HASBRO, INC.

                      Deferred Compensation Plan
                                 for
                        Non-Employee Directors
                        Payment Election Form



Select one:

(    )     Pay full amount immediately following the end of
           the quarter in which I no longer serve as a Hasbro Director.


(    )     Pay full amount in the January following the end of
           the quarter in which I no longer serve as a Hasbro
           Director.


(    )     Pay annually over _________________ (2 to 10) years
           beginning in the January following the end of the quarter in which I no longer serve as a Hasbro
           Director.






 -----------------------------                --------------
            Signature                               Date

Exhibit 3
                             HASBRO, INC.

                      Deferred Compensation Plan
                                 for
                        Non-Employee Directors
                      Designation of Beneficiary



      I hereby designate the following person to receive from the Hasbro, Inc. Deferred Compensation Plan for Non-Employee Directors any amounts payable in the event of my death.



                           Social Security
          Name                 Number                 Address

  --------------------     ---------------    -------------------

                                              -------------------


This designation is intended to replace all prior designations made by me.





  ------------------------------                ------------
            Signature                               Date